UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CALADRIUS BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CALADRIUS BIOSCIENCES, INC.
110 ALLEN ROAD, SECOND FLOOR
BASKING RIDGE, NEW JERSEY 07920
April 30, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Caladrius Biosciences, Inc. (“Caladrius”) to be held on June 27, 2019 at 9:00 a.m. Eastern Daylight Time, at 110 Allen Road, First Floor, Basking Ridge, New Jersey 07920.
At the Annual Meeting we will vote on the election of directors and the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. We will also vote, on a non-binding advisory basis, to approve the compensation of Caladrius’ named executive officers, and on the frequency of holding stockholder advisory votes on executive compensation of Caladrius' named executive officers. Finally, we will transact such other business as may properly come before the meeting and stockholders will have an opportunity to ask questions.

Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet and we have so elected to deliver our proxy materials to our stockholders. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 6, 2019, we will begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2018 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The proxy statement provides you with detailed information about the Annual Meeting and the other business to be considered by Caladrius’ stockholders. We encourage you to read carefully the entire proxy statement. You may also obtain more information about Caladrius from documents we have filed with the Securities and Exchange Commission.
On behalf of the board of directors, we thank you for your continued support.

Very truly yours,
David J. Mazzo, Ph.D.
President and Chief Executive Officer

CALADRIUS BIOSCIENCES, INC.
110 ALLEN ROAD, SECOND FLOOR
BASKING RIDGE, NEW JERSEY 07920

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
To be Held June 27, 2019

To the Stockholders of Caladrius Biosciences, Inc.:
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Caladrius Biosciences, Inc. (“Caladrius,” or the “Company”) will be held on June 27, 2019 at 9:00 a.m., Eastern Daylight Time ("EDT"), at 110 Allen Road, First Floor, Basking Ridge, New Jersey 07920, for the following purposes:

1.	To re-elect each of Steven M. Klosk and Steven S. Myers as Class III directors to serve a three-year term expiring at the annual meeting to be held in 2022;

2.	To ratify the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius' named executive officers as disclosed in this Proxy Statement;

4.	To approve, on a non-binding advisory basis, the frequency of holding stockholder advisory votes on the executive compensation of Caladrius' named executive officers; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. Only holders of record of common stock and Series B preferred stock at the close of business on April 29, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.
All Caladrius stockholders are cordially invited to attend the Annual Meeting in person. However, even if you plan to attend the Annual Meeting in person, we request that you vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by telephone or through the Internet or by mail as promptly as possible prior to the Annual Meeting to ensure that your shares of Caladrius stock will be represented at the Annual Meeting if you are unable to attend. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.
The accompanying proxy statement provides you with detailed information about each of the proposals to be considered at the Annual Meeting. We encourage you to read the entire document carefully.

BY ORDER OF THE BOARD OF DIRECTORS OF CALADRIUS BIOSCIENCES, INC.

Todd C. Girolamo, Esq.
Corporate Secretary

CALADRIUS BIOSCIENCES, INC.
110 ALLEN ROAD, SECOND FLOOR
BASKING RIDGE, NEW JERSEY 07920

PROXY STATEMENT FOR 2019 ANNUAL MEETING OF STOCKHOLDERS
To be Held June 27, 2019

This proxy statement, along with the accompanying notice of 2019 annual meeting of stockholders (the “Annual Meeting”), contains information about the Annual Meeting, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. Eastern Daylight Time, at 110 Allen Road, First Floor, Basking Ridge, New Jersey 07920.
In this proxy statement, we refer to Caladrius Biosciences, Inc. as “Caladrius,” “the Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.
On or about May 6, 2019, we will begin sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 27, 2019
This proxy statement and our 2018 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2018, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.caladrius.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Todd C. Girolamo, Caladrius Biosciences, Inc., 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573. You may also request a copy by emailing us at jmenditto@caladrius.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following are some questions that you, as a stockholder of Caladrius, may have regarding the Annual Meeting, together with brief answers to those questions. Caladrius urges you to read carefully the remainder of this proxy statement, including the annexes and our 2018 Form 10-K, which is incorporated herein by reference, because the information in this section may not provide all of the information that might be important to you with respect to the Annual Meeting.

Q.	Why am I receiving these materials?

A.
The Board of Directors (the “Board”) of Caladrius Biosciences, Inc. a Delaware corporation (“Caladrius,” the “Company,” “we” or “our”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail or email, in connection with the Board’s solicitation of proxies for use at our annual meeting of stockholders, which meeting will take place on June 27, 2019 (the "Annual Meeting"). As a Caladrius stockholder as of April 29, 2019 (the “Record Date”), you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the items of business described in this proxy statement.

We have made available to you on the Internet or have sent to you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended 2018 because you owned shares of the Company’s common stock on the Record Date. The Company intends to commence distribution of the proxy materials to stockholders on or about May 6, 2019.

Q.	What proposals will be considered and voted upon at the Annual Meeting?

A.	At the Annual Meeting, holders of Caladrius stock as of the Record Date will consider and vote upon proposals to:

•	re-elect each of Steven M. Klosk and Steven S. Myers as Class III directors to serve a three-year term expiring at the annual meeting to be held in 2022 (the “Election Proposal”);

•	ratify the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2019 (the “Auditor Ratification Proposal”);

•	approve, on a non-binding, advisory basis, the executive compensation of Caladrius’ Named Executive Officers as described in this proxy statement (the “Say-on-Pay Proposal”);

•
approve, on a non-binding advisory basis, the frequency of holding stockholder advisory votes on the executive compensation of Caladrius' Named Executive Officers (the "Say-on-Frequency Proposal"); and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Election Proposal, the Auditor Ratification Proposal, the Say-on-Pay Proposal and the Say-on-Frequency Proposal are collectively referred to herein as the “Proposals.”

Q.	What is the recommendation of the Board with respect to the Proposals?

A.	The Board recommends that you vote your shares "FOR" each of the Proposals and for the option of "EVERY YEAR" for the Say-on-Frequency Proposal.
Q.    When and where is the Annual Meeting?

A.	The Annual Meeting will be held on June 27, 2019 at 9:00 a.m. EDT at 110 Allen Road, First Floor, Basking Ridge, New Jersey 07920.

Q.	What vote of Caladrius stockholders is required to approve each of the Proposals?

A.	The following votes are required to approve each of the Proposals:

•	The Election Proposal. The directors will be elected by plurality vote.

•
The Auditor Ratification Proposal. The Auditor Ratification Proposal requires the affirmative vote of a majority of the stock present in person or represented by proxy, entitled to vote and voting on the Auditor Ratification Proposal.

•
The Say-on-Pay Proposal. The Say-on-Pay Proposal requires the affirmative vote of a majority of the stock present in person or represented by proxy, entitled to vote and voting on the Say-on-Pay Proposal.

•
The Say-on-Frequency Proposal. With respect to the Say-on-Frequency Proposal, the option of every year, every two years or every three years that receives the highest number of votes will be the frequency of that vote that has been approved by Caladrius' stockholders on an advisory basis.

Q.
Why am I being asked to cast a non-binding, advisory vote to approve the Say-on-Pay Proposal and the option of "EVERY YEAR" for the Say-on-Frequency Proposal, and what will happen if such proposals are not approved at the Annual Meeting?

A.
In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Caladrius is providing its stockholders with the opportunity to approve, on a non-binding, advisory basis, (i) the compensation that may be paid or become payable to our Named Executive Officers in connection with the Sale, including the agreements and understandings pursuant to which such compensation may be paid or become payable, (ii) the compensation of our Named Executive Officers and (iii) the frequency of stockholder advisory votes on the executive compensation of our Named Executive Officers. The votes on the Say-on-Pay Proposal and the Say-on-Frequency Proposal are advisory, and therefore not binding on Caladrius, our Compensation Committee or the Board. Nevertheless, the Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and our Compensation Committee intend to consider the results of these votes in making determinations in the future regarding executive compensation arrangements and frequency of stockholder advisory votes on executive compensation.

Q.	Who can attend and vote at the Annual Meeting and how many votes does each share of our stock have?

A.
Holders of record of our common stock and Series B preferred stock, par value $0.01 per share (“Series B preferred stock”) at the close of business on April 29, 2019, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of our common stock as of the close of business on the Record Date will be entitled to one vote for each share held. Holders of record of Series B preferred stock will be entitled to ten votes per share. Shares of common stock and Series B preferred stock vote together as one class. Unless the context otherwise requires, all references to Caladrius “stockholders” in this proxy statement refer to holders of our common stock and holders of Series B preferred stock. At the close of business on the Record Date, there were 10,393,312 shares of our common stock issued and outstanding and 10,000 shares of Series B preferred stock issued and outstanding.

Q.	What do I need to do now and how do I vote?

A:	Caladrius urges you to read this proxy statement carefully, including its appendices, as the actions contemplated by each of the Proposals may affect you.
If your shares of Caladrius stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares, to be the “stockholder of record,” and the proxy materials and proxy card are being sent directly to you by Caladrius. There are four methods by which you may vote your shares at the Annual Meeting:

•
By Internet. You may vote your shares 24 hours a day by logging onto the secure website indicated in the instructions that are included in the Notice, or if you received printed materials, on the proxy card and following the instructions provided any time up until 11:59 EDT on June 26, 2019.

•
By Telephone. You may vote your shares 24 hours a day by calling the telephone number listed in the instructions that are included in the Notice, or if you received printed materials, on the proxy card and following the instructions provided by the recorded message any time up until 11:59 EDT on June 26, 2019.

•
By Mail. If you received a proxy card by mail, you may vote by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the Annual Meeting.

•
In Person. You may vote your shares in person at the Annual Meeting (if you satisfy the admission requirements, as described below). Even if you plan to attend the Annual Meeting in person, we encourage you to vote in advance by telephone, through the Internet or by mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

All Caladrius stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of your voting instruction card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. You must comply with Caladrius’ pre-registration requirements. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Todd Girolamo by e-mail at tgirolamo@caladrius.com or by phone at 212-584-4178 to register to attend the Annual Meeting. If you hold shares through an intermediary, such as a broker, dealer, bank or other nominee (i.e., you are a “street name” beneficial holder), and you plan to attend the Annual Meeting, you must send a written request to attend either by regular mail or e-mail, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Caladrius Biosciences, Inc., 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573, Attn: Todd Girolamo or tgirolamo@caladrius.com. Registration to attend must be received on or before June 20, 2019. However, since a beneficial owner is not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, dealer, bank or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Q.	What happens if I do not sign and return my proxy card or vote by telephone, through the Internet or in person at the Annual Meeting?

A.
If you are a stockholder of record of Caladrius and you do not sign and return your proxy card or vote by telephone, through the Internet or in person, your shares will not be voted at the Annual Meeting and will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Annual Meeting. Assuming the presence of a quorum, the failure to return your proxy card or otherwise vote your shares at the Annual Meeting will have no effect on any of the Proposals.

Q.	What happens if I return a signed and dated proxy card without indicating how I wish to vote?

A.
If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Annual Meeting and all of your shares will be voted “FOR” each Proposal, “FOR” the election of each director nominee named herein, and for the option of "EVERY YEAR" for the Say-on-Frequency Proposal.

Q.	What if I abstain from voting?

A.
If you attend the Annual Meeting or submit a proxy card, but affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Annual Meeting but will not be voted at the Annual Meeting. As a result, your abstention will have no effect on any of the Proposals.

Q.	What is a broker non-vote?

A.
A broker "non-vote" occurs on a proposal when shares held of record by a broker are present or represented at a stockholder meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given. Brokerage firms have the authority under Nasdaq Stock Market ("Nasdaq") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers, but they do not have the authority to vote on "non-routine" matters. The Election Proposal, the Say-on-Pay Proposal and the Say-on-Frequency Proposal are considered "non-routine" matters. Broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum and will:

•	have no effect on the Election Proposal;

•	have no effect on the Say-on-Pay Proposal; and

•	have no effect on the Say-on-Frequency Proposal.

The Auditor Ratification Proposal is considered a “routine” matter. A broker or other nominee may generally vote in their discretion on routine matters. Therefore, no broker non-votes are expected in connection with the Auditor Ratification Proposal.

Q.	What do I do if my shares of Caladrius Stock are held in “street name” by my broker, dealer, bank or other nominee?

A:
If your shares of Caladrius Stock are held through an account with a broker, dealer, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card. You must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, dealer, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Caladrius.

Q.	May I revoke or change my vote after I have provided proxy instructions?

A:	Yes. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	delivering written notice to the Secretary of Caladrius by any means bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	if you received a proxy card, by signing and delivering a new proxy card relating to the same shares and bearing a later date prior to the vote at the Annual Meeting;

•	voting over the Internet or telephone at a later time; or

•	attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee.

Q.	What constitutes a quorum for the Annual Meeting?

A.
A quorum must exist for the transaction of business at the Annual Meeting (other than consideration of a motion to adjourn the Annual Meeting). The holders of a majority of the shares of capital stock of Caladrius issued and outstanding entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Q.	What does it mean if I received more than one Notice or proxy card?

A.
If you received more than one Notice or proxy card, your shares are likely registered in more than one name or are held in more than one account. Please vote in the manner described above under "What do I need to do and how do I vote?" for each account in order to ensure that all of your shares of Caladrius stock are voted.

Q.	Who will bear the cost of this solicitation and who may solicit proxies?

A.
Caladrius is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our Common Stock.

Q.	Who will count the votes?

A.	Representatives of American Election Services, LLC will count the votes and will serve as the independent inspector of election.

Q.	Where can I find the voting results of the Annual Meeting?

A.
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Q.	Whom should I contact if I have any questions about the Annual Meeting?

A.
If you have any questions about the Annual Meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact Todd Girolamo at the address listed below:

Todd Girolamo, Esq.
SVP, General Counsel and Corporate Secretary
Caladrius Biosciences, Inc.
800 Westchester Ave., Ste. N341
Rye Brook, NY 10573
Email: tgirolamo@caladrius.com

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

PROPOSAL NO. 1: THE ELECTION OF CLASS III DIRECTORS
THE CALADRIUS BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RE-ELECTION OF THE NOMINEES FOR CLASS III DIRECTORSHIP, AS IDENTIFIED BELOW.
Background
The Caladrius Board of Directors (the "Caladrius Board") currently consists of six members. Pursuant to our Amended and Restated Certificate of Incorporation, we have a classified Board. That is, the Caladrius Board consists of three separate classes of directors. Each class serves a three-year term and until their successors are duly elected and qualified. The classes are elected on a rotating or staggered basis, with each class being elected at the annual meeting of stockholders coinciding with the expiration of that class’s term. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of such board of directors may be removed by the stockholders before the expiration of their terms only for cause.
Nominees and Continuing Directors; Voting
General. The Caladrius Board currently consists of six directors divided into three classes as follows:

•	Class I directors (Peter G. Traber, M.D. and Cynthia Schwalm) having a term expiring at our 2020 Annual Meeting of Stockholders;

•	Class II directors (Gregory B. Brown, M.D. and David J. Mazzo, Ph.D.) having a term expiring at our 2021 Annual Meeting of Stockholders; and

•	Class III directors (Steven M. Klosk and Steven S. Myers) having a term expiring at our 2019 Annual Meeting of Stockholders.

Accordingly, only the terms of the Class III directors are scheduled to expire at the Annual Meeting. Class I and Class II directors are not up for election at the Annual Meeting.
Nominees for Class III Directorship. In accordance with our classified Board, the terms of Class III directors (Steven M. Klosk and Steven S. Myers) expire at the Annual Meeting, with Class I and Class II directors continuing in office for terms expiring in 2020 and 2021, respectively. Based on the recommendation of our Nominating and Governance Committee, the Caladrius Board has nominated Steven M. Klosk and Steven S. Myers for re-election as our Class III directors at the Annual Meeting, to hold office until our annual meeting of stockholders held in the third year following such election (that is, our annual meeting of stockholders to be held in 2022) and until his successor is duly elected and qualified.
Proxy Voting for Directors. Shares represented by proxies that are submitted or returned properly signed will be voted for the Caladrius Board’s nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for the nominee listed. Should a nominee become unable to serve as a director (which is not anticipated at this time), the proxy will be voted for the election of a substitute nominee who shall be designated by the Caladrius Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Vote Required. Directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors. Cumulative voting is not permitted in connection with the election of Caladrius’ directors.

Information with Respect to Director Nominee and Continuing Directors
The following tables and related narrative sets forth certain information about the nominees for director and about the current directors who will continue in office. The nominees are current directors of Caladrius. There are no family relationships among any of our directors and executive officers. At the Annual Meeting, two Class III directors will be elected to hold office for a three-year term, serving until our annual meeting of stockholders to be held in 2022 and until their successor is duly elected and qualified. For information with respect to beneficial ownership of our common stock, see the discussion under “Security Ownership of Management and Certain Beneficial Owners” below.

Nominees for Class III Directorships:

Name/Class	Age	Director Since	Expiration of Term if Elected
Class III
Steven M. Klosk	63	2014	2022
Steven S. Myers	72	2006	2022

Continuing Class II and Class I Directors:

Name/Class	Age	Director Since	Term of Expiration
Class II
David J. Mazzo, Ph.D.	62	2015	2021
Gregory B. Brown, M.D.	65	2016	2021

Class I
Cynthia Schwalm	59	2018	2020
Peter G. Traber, M.D.	63	2015	2020

Biographical Information - Director Nominees
Steven M. Klosk
Steven M. Klosk joined the Caladrius Board in 2014. He is a senior executive with extensive management experience in the life sciences industry. He is currently President, CEO and a Director at Cambrex Corporation (NYSE:CBM), one of the leading providers of active pharmaceutical ingredients, advanced intermediates and finished dosage form products to the branded and generic pharmaceutical markets. Mr. Klosk has been in his current role since May 2008 and is responsible for all aspects of Cambrex’s global business with manufacturing and R&D facilities in the United States, Sweden, Italy, Estonia and Germany.
Mr. Klosk has also held other executive positions at Cambrex Corporation, including Executive Vice President & COO; as well as President, Pharma Business Unit (2007-2008) where he had full P&L and balance sheet responsibility for four operating units in North America and Europe. Prior to this he was Executive Vice President & COO Cambrex Pharma & Biopharmaceuticals Business Unit (2003-2007) where he was responsible for managing a highly profitable global business with six operating units in North America and Europe. Earlier in his career Mr. Klosk served as Vice President, Administration for The Genlyte Group, Inc., a publicly traded producer of lighting fixtures. Mr. Klosk earned a B.S. from Cornell University and a J.D. from New York Law School. The Caladrius Board has concluded that Mr. Klosk should continue serving as a Director based on his diversified management experience, particularly in the biopharmaceutical field.
Steven S. Myers
Steven S. Myers joined the Caladrius Board in November 2006. He graduated from Stanford University with a B.S. in Mathematics. He is a four-time serial entrepreneur, an Ernst & Young “Entrepreneur of the Year” for Software and Information Services, and a recipient of the California Governor’s Special Recognition Award.
Mr. Myers has served as a Director on the LSI Business Development, Inc. board since January 2019. He previously served on the boards of Spikes Security, Inc., the Pacific Council of International Policy and the Bel Air Association. He has conducted business in a dozen countries in Europe and Asia. His private equity investment company, Dolphin Capital Holdings, Inc., invests in companies with innovative business strategies. Portfolio investments include regenerative medicine, biotechnology, medical devices, applied materials development, alternative energy, distressed debt, and for income real estate.
An Administration policy advisor on Cyber Security, he served in 2012 on the Department of Homeland Security Task Force on Cyber Security Resources and briefed then-DHS Secretary Napolitano on the Task Force recommendations. He was recently appointed to a third term on the U.S. State Department Advisory Committee on International Economic Policy, which advises the Secretary of State on foreign policy issues. At the Pacific Council on International Policy he serves on the Board of Directors and is Chairman of their National Security Member Committee.

Mr. Myers founded SM&A, an Aerospace & Defense Industry management consulting firm that over 25 years grew to approximately $100 million in annual revenue and over 800 employees, spearheading industry-changing innovations in competing for and managing U.S. Government contracts. During his tenure the company managed more than $360 billion in major program competitions. After conducting a successful Nasdaq listed IPO in 1998 he served as Chairman and CEO for another ten years. The company was sold to private equity in 2008. An accomplished public speaker and author, Mr. Myers is a nationally recognized thought leader on business competitiveness and is a frequent guest lecturer at the USC Marshall School of Business on entrepreneurship. He is a two-time Air Force Veteran and a highly accomplished aviator. The Caladrius Board has concluded that Mr. Myers should continue serving as a Director based upon his technical background and diverse entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector.
Biographical Information - Directors Continuing in Office
Gregory B. Brown, M.D.
Gregory B. Brown, M.D. was appointed to the Caladrius Board in October 2016 and was elected Chairman by the Caladrius Board on February 16, 2017. In 2007, Dr. Brown co-founded and became Vice Chairman of HealthCare Royalty Partners ("HCR Partners"), a healthcare-focused private asset management firm investing in biopharmaceutical and medical products, and developing and deploying innovative, risk-mitigated investment strategies to deliver non-correlated cash flow. Dr. Brown was educated as a transplantation immunologist and trained as a thoracic and vascular surgeon. He practiced thoracic and vascular surgery in a community setting where he also founded and led an HMO. He brings particular expertise in the scientific, technical, clinical and medical evaluation of products as well as in healthcare systems and payor/reimbursement dynamics. He has been involved in sourcing, performing due diligence on and closing more than $1 billion of royalty financings.

Before co-founding HCR Partners, Dr. Brown was a partner at Paul Capital Partners, where he co-managed that firm's royalty investments as a member of the royalty management committee. Prior to beginning his principal investment career in 2003, Dr. Brown was co-head of investment banking and head of healthcare at Adams, Harkness & Hill (now Canaccord Genuity) and a ranked biotechnology research analyst at Vector Securities International. Dr. Brown holds a B.A. from Yale, an M.D. from SUNY Upstate Medical Center and an M.B.A. from Harvard Business School. He currently serves on the boards of Cambrex Corporation, Inc. since 2017, Aquestive Therapeutics, Inc. since 2017, and Faron Pharmaceuticals, Oy since 2017. The Caladrius Board has concluded that Dr. Brown should continue serving as a Director based on his medical, financial and management experience.

David J. Mazzo, Ph.D.
David J. Mazzo, Ph.D. was appointed as Caladrius' President and Chief Executive Officer on March 28, 2017. Dr. Mazzo was previously appointed as Caladrius’ Chief Executive Officer and as a member of the Caladrius Board on January 5, 2015. Dr. Mazzo brings to Caladrius over 30 years of experience in the pharmaceutical industry. Prior to joining Caladrius, Dr. Mazzo served from August 2008 to October 2014 as Chief Executive Officer and as a member of the Board of Directors of Regado Biosciences, Inc., a Nasdaq-listed biopharmaceutical company focused on the development of novel antithrombotic drug systems for acute and sub-acute cardiovascular indications. Prior to his leading Regado, from March 2007 to April 2008, Dr. Mazzo was President, Chief Executive Officer and a director of Æterna Zentaris, Inc., a publicly held international biopharmaceutical company. From 2003 until 2007, Dr. Mazzo served as President, Chief Executive Officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. Dr. Mazzo has also held senior management and executive positions in research and development and was a director of the Essex Chimie European subsidiary at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc.; Hoechst Marion Roussel, Inc., the US subsidiary of Hoechst AG, which was subsequently acquired by Sanofi, a multinational pharmaceuticals company; and Rhone-Poulenc Rorer, Inc., a subsidiary of Rhone-Poulenc SA, a French pharmaceuticals company, which was subsequently acquired by Hoechst AG. He also previously served on the board of directors of Avanir Pharmaceuticals, Inc., from October 2005 through January 2015, a biotechnology company which was sold to Otsuka Holdings in 2015. He currently serves on the board of directors of EyePoint Pharmaceuticals, Inc. (formerly known as pSivida Corp.), a publicly held biopharmaceutical company, where he has served on the Board since October 2005. Dr. Mazzo earned a B.A. in the Honors Program (Interdisciplinary Humanities) and a B.S. in Chemistry from Villanova University. In addition, Dr. Mazzo received his M.S. in chemistry and his Ph.D. degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland. Based on Dr. Mazzo’s experience within the pharmaceutical industry and his executive experience, specifically his experience as Chief Executive Officer at other companies in the biotechnology industry, as well as his service on other boards of directors in the biotechnology industries, the Caladrius Board believes that Dr. Mazzo has the appropriate set of skills to serve as a member of the Caladrius Board. The Caladrius Board has concluded that Dr. Mazzo should continue serving as a Director based on his pharmaceutical industry, management and scientific training and experience.
Cynthia Schwalm
Ms. Schwalm was appointed to the Caladrius Board in November 2018. She is the owner of EIR Advisory LLC, a life sciences advisory and strategic investment firm. From February 2014 through November 2017, Ms. Schwalm was President and Chief Executive Officer of Ipsen North America, where she led the transformation of the company as it became the highest-growth subsidiary worldwide. Prior to joining Ipsen, she served as President of Eisai Pharmaceuticals, where she oversaw commercial operations, medical affairs and services, manufacturing, alliance management and other functions. She has also held general management roles, both domestically and internationally at Amgen Inc. and Johnson & Johnson. Ms. Schwalm began her career as an oncology/critical care nurse.

Ms. Schwalm currently serves on the board of G1 Therapeutics Inc., a clinical-stage oncology company, Kadmon Group Inc., a clinical stage biopharmaceutical company, and Hikma Pharmaceuticals PLC, a multigenerational generics company. She has held positions on numerous corporate and non-profit boards, including the Women’s Leadership Advisory Board for the John F. Kennedy School of Government at Harvard University and the board of directors for the Sarah Cannon Oncology Research Institute. She currently serves as a Wharton Business School Leadership Advisor. Ms. Schwalm holds an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S.N. from the University of Delaware. The Caladrius Board has concluded that Ms. Schwalm should continue serving as a Director based upon her pharmaceutical industry, management and scientific training and experience.

Peter G. Traber, M.D.

Dr. Traber joined the Caladrius Board in January 2015. He has extensive experience in medicine, science and the pharmaceutical industry. Since July 2018 he has served as Partner to Alacrita Consulting. From March 2011 until June 2018, he was President and Chief Executive Officer of Galectin Therapeutics, Inc. (Nasdaq: GALT), where he served since 2010 as Chief Medical Officer and starting in 2009 as a member of its Board of Directors. Galectin is a publicly traded biotechnology company that is developing carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer. Since 2008, he has been President Emeritus of Baylor College of Medicine, where he was Chief Executive Officer from 2003 to 2008. Dr. Traber also has extensive big pharma leadership experience, serving from 2000 to 2003 as Senior Vice President of clinical development and medical affairs and Chief Medical Officer of GlaxoSmithKline. He has also served as CEO of the University of Pennsylvania Health System, and as Chair of the Department of Internal Medicine, and Chief of Gastroenterology for the University of Pennsylvania School of Medicine.
Dr. Traber has managed a molecular biology research laboratory and published more than 100 research articles, reviews, and book chapters. He received his M.D. from Wayne State School of Medicine, a B.S. in chemical engineering from the University of Michigan, and a certificate in medical leadership from Wharton Business School. The Caladrius Board has concluded that Dr. Traber should continue serving as a director based on his diverse experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.

Recommendation of the Caladrius Board
THE CALADRIUS BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION OF THE NOMINEES FOR CLASS III DIRECTORSHIP, AS IDENTIFIED ABOVE.

Executive Officers
The following table sets forth certain information about the executive officers of Caladrius. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information - Executive Officers,” below.

Name	Age	Position
David J. Mazzo, Ph.D.	62	President and Chief Executive Officer
Joseph Talamo	50	Senior Vice President and Chief Financial Officer
Douglas W. Losordo, M.D.	61	Executive Vice President, Global Head of Research & Development, Chief Medical Officer
Todd C. Girolamo	54	Senior Vice President and General Counsel & Corporate Secretary

Biographical Information - Executive Officers
David J. Mazzo, Ph.D.
See the discussion under “Biographical Information - Director Nominees” above.
Joseph Talamo, C.P.A., M.B.A.
Joseph Talamo was promoted to Senior Vice President and Chief Financial Officer in October 2015 from his previous role when he joined Caladrius in 2011 as the Corporate Controller and Chief Accounting Officer. From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and had served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006. While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI’s targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer. Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group. Mr. Talamo has served as Treasurer of the Cura Foundation since 2012, and also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010. Mr. Talamo received a B.B.A. in Accounting from Hofstra University, and an M.B.A. in Finance from Hofstra University. Mr. Talamo is a Certified Public Accountant in the State of New York.
Douglas W. Losordo, M.D.
Dr. Losordo was appointed Executive Vice President, Global Head of Research & Development and Chief Medical Officer, effective June 20, 2018. He previously served as Senior Vice President, Clinical, Medical & Regulatory Affairs and Chief Medical Officer of Caladrius, effective August 5, 2013. He served from 2006 to 2013 as a member of the Scientific Advisory Board of Caladrius. Prior to his appointment as Caladrius’ Chief Medical Officer, Dr. Losordo served as Vice President, New Therapies Development, Regenerative Medicine and Baxter Ventures at Baxter International from October 2011 through March 2013. He is an adjunct professor of medicine at Northwestern University in Chicago, Illinois. From 2006 through 2011, Dr. Losordo was the director of the Feinberg Cardiovascular Research Institute and the Eileen M. Foell Professor of Heart Research at Northwestern University’s School of Medicine and director of the Program in Cardiovascular Regenerative Medicine at Northwestern Memorial Hospital. From 2004 through 2006, he was a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston. He is board-certified in internal medicine, cardiovascular disease, and interventional cardiology. Dr. Losordo’s major research interests encompass angiogenesis/vasculogenesis, progenitor/adult stem cells, tissue repair/regeneration, and vascular biology. He received his M.D. from the University of Vermont.
Dr. Losordo has engaged in career-long efforts to develop novel therapeutics and as a scientist he obtained over $35 million in National Institutes of Health funding, for discovering and developing new therapeutic concepts in the laboratory, providing the basis for clinical studies. He has led first in human studies in multiple gene and adult stem cell therapies in patients with cardiovascular diseases, including therapies now in Phase 3 testing. He is a highly sought-after speaker, having given over 200 international lectures. He has served as an associate editor of Circulation Research, the basic science journal of the American Heart Association and serves on the editorial boards of a number of scientific journals.

Todd C. Girolamo, J.D., M.B.A.
Mr. Girolamo joined Caladrius as Associate General Counsel in February 2011 and was promoted to Senior Vice President, General Counsel and Corporate Secretary in October 2015. He began his legal career at Cahill Gordon & Reindel in 1990 and later at Reid & Priest, practicing in the areas of securities law, intellectual property, employment law and general commercial litigation. After private practice, Mr. Girolamo spent 12 years on Wall Street in institutional equities as a series 24, 7 and 63 licensed principal at Oppenheimer & Co., CIBC World Markets, Leerink Swann & Co. and Summer Street Research Partners where he specialized in equity research, sales and trading of biotechnology, pharmaceuticals and medical technology sectors. Mr. Girolamo then served as an analyst and portfolio manager at Lion’s Path Capital managing a long-short portfolio of biopharma and med-tech equities. Mr. Girolamo received an A.B. with honors from Harvard College, a J.D. from the University of Pennsylvania Law School and an M.B.A. from Columbia Business School.

Governance of Caladrius Biosciences, Inc.
Director Independence
The current Caladrius Board members consist of Dr. Brown, Dr. Mazzo, Mr. Klosk, Mr. Myers, Ms. Schwalm and Dr. Traber. The Caladrius Board has reviewed the materiality of any relationship that each of our directors has with Caladrius, either directly or indirectly. Based upon this review, the Caladrius Board has determined that Dr. Brown, Mr. Klosk, Mr. Myers, Ms. Schwalm and Dr. Traber are “independent directors” applying the definition of independence under the listing standards of Nasdaq.
Board Leadership Structure and Role in Risk Oversight
Dr. Brown serves as the Chairman of the Board. When present, our Chairman presides over all Caladrius Board meetings. Dr. Brown coordinates with our President and Chief Executive Officer and Corporate Secretary to set the agenda for Caladrius Board meetings, chairs executive sessions of the independent directors, and performs any other duties assigned from time to time by the Caladrius Board. We believe that the separation of the Chairman and Chief Executive Officer roles at Caladrius enhances good corporate governance principles through reduction of conflicts of interest and greater board independence.
The Caladrius Board oversees our risk management. This oversight is administered primarily through the following:

•
The Caladrius Board’s review and approval of our business plans and budget (prepared and presented to the Caladrius Board by the President and Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•
Our Audit Committee’s oversight of our internal control over cybersecurity and financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Compensation Committee’s review and recommendations to the Caladrius Board regarding our executive officer compensation and its relationship to our business plans.

Committees

The Caladrius Board has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each of these Committees has only independent directors as members. In addition, the Caladrius Board has established a Science and Technology Committee for which it has not imposed any membership rules regarding director independence, and which assists with reviewing development and regulatory strategy, R&D staffing and budgets, and recommendations regarding business development opportunities.
Audit Committee
The Audit Committee consists of four directors: Dr. Brown (Chairman), Messrs. Klosk and Myers and Ms. Schwalm. Each member of the committee is independent applying the definition of independence under the listing standards of Nasdaq and SEC regulations.

The Audit Committee met five times during the year. Dr. Brown, Messrs. Klosk and Myers and Ms. Schwalm each qualify as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
Pursuant to the terms of the Audit Committee charter, the Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Caladrius Board. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Caladrius Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and Nasdaq or such other securities exchange or market on which our securities are traded and (d) except as permitted by the SEC and Nasdaq or such other securities exchange or market on which our securities are traded, does not accept any consulting, advisory or other compensatory fee from us. The Audit Committee’s charter requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding cybersecurity, finance, accounting, legal compliance and ethics, and the audits of our financial statements. A current copy of such charter is available to stockholders on our website, www.caladrius.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system, cybersecurity policy and disclosure control system;

•	reviewing and appraising the audit efforts of our independent accountants;

•
assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;

•	providing an open avenue of communication among the independent accountants, financial and senior management and the Caladrius Board; and

•	reviewing and approving all related party transactions.

Statement of Audit Committee
The Audit Committee of the Caladrius Board offers this statement regarding Caladrius’ audited consolidated financial statements contained in our 2018 Form 10-K and regarding certain matters with respect to Grant Thornton LLP, Caladrius’ independent registered public accounting firm for the fiscal year ended December 31, 2018. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by Caladrius, except to the extent that Caladrius specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018 with management. The Audit Committee has discussed with Caladrius’ independent registered public accounting firm the matters required to be discussed under the provisions of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Caladrius’ independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence with respect to Caladrius. Based on the review and discussions referred to above, the Audit Committee recommended to Caladrius’ Board that the audited consolidated financial statements be included in our 2018 Form 10-K for filing with the SEC.

Members of the Caladrius Biosciences, Inc. Audit Committee

Gregory B. Brown, M.D.
Steven M. Klosk
Steven S. Myers
Cynthia Schwalm

Compensation Committee
Our Compensation Committee consists of four directors: Mr. Klosk (Chairman), Dr. Brown, Mr. Myers and Dr. Traber. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of Nasdaq. The Compensation Committee met four times during the year.
Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of Nasdaq and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Code and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act. Except as permitted by Nasdaq, members of the Compensation Committee must not accept any consulting, advisory or the other compensatory fee from us or any of our subsidiaries. In determining whether a director is eligible to serve on the Compensation Committee, the Caladrius Board must consider whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries to determine whether such affiliation would impair the director’s judgment as a member of the Compensation Committee.
The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically determines and approves salaries, bonuses and equity-based compensation for our executive officers.
We have adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties which are to:

•
evaluate the performance of the President and Chief Executive Officer considering, inter alia, achievement of committee-approved goals and objectives and determine and approve the President and Chief Executive Officer’s compensation based on this evaluation and such other factors as the Compensation Committee shall deem appropriate;

•	determine and approve all executive officer compensation;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•
review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of Nasdaq or any exchange on which our securities may be listed and/or any applicable law;

•
review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of Nasdaq or any exchange on which our securities may be listed and/or any applicable law;

•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer our equity-based compensation plans; and

•	approve, as required by applicable law, the annual Compensation Committee report on executive compensation for inclusion in our proxy statement.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from compensation consultants, independent legal counsel and other advisers, and is directly responsible for the retention, termination, compensation and oversight of the work of any such consultant, counsel or other adviser. In selecting a consultant, counsel or other adviser, the Compensation Committee must, as required by Nasdaq rules, take into consideration all factors relevant to such person’s independence from management, including all factors that Nasdaq identifies in its listing standards.
Since March 2015, the Compensation Committee engaged the services of Radford/AON (“Radford”), a national executive compensation consulting firm, with expertise in the life science industry to review and provide recommendations concerning all of the components of Caladrius’ executive and director compensation program. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as may relate to performing such services. Radford assisted the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group for 2016, 2017 and 2018 compensation actions. Radford also assisted the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and the corporate governance rules of Nasdaq and concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee.
A current copy of the Compensation Committee charter is available to stockholders on our website, www.caladrius.com. The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the President and Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation, but consistent with Nasdaq rules, he may not be present during deliberations or voting regarding his own compensation.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of three directors: Mr. Myers (Chairman), Dr. Brown and Dr. Traber. The Nominating and Governance Committee is empowered by the Caladrius Board to recommend to the Caladrius Board qualified individuals to serve on the Caladrius Board and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Caladrius Board. All members of the Nominating and Governance Committee have been determined to be “independent directors” pursuant to the definition contained in the rules of Nasdaq and SEC regulations. The Nominating and Governance Committee met five times during the year.
The Caladrius Board has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.caladrius.com.
Additional Board Committee:
The Caladrius Board also maintains the following additional committee:
Science and Technology Committee: The Science and Technology Committee consists of Drs. Traber (Chairman), Brown, Mazzo and Mr. Klosk and Ms. Schwalm. This committee is authorized to review the science, clinical and regulatory strategy underlying Caladrius’ research and development programs, as well as associated staffing and budgets. It also reviews the interactions of the research and development organization with health care providers and regulatory bodies. The Science and Technology Committee met five times during the year.
Qualifications for Board Membership
The Nominating and Governance Committee Charter mandates that the Committee consider and recruit qualified candidates in consultation with the Company's Chief Executive Officer and affords the Committee the flexibility to determine the desired qualifications, expertise and characteristics most suited to the needs of the Caladrius Board at any given time.
Diversity Considerations in Director Nominations
We do not have a formal diversity policy. We believe the Caladrius Board represents a collection of individuals with a variety of complementary skills which, as a group, constitute the appropriate skills and experience to oversee our Caladrius’ business. Our directors come from diverse backgrounds, including medicine, private equity, and management of pharmaceutical and healthcare-related companies. In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Caladrius Board. As part of its evaluation of each candidate, our Nominating and Governance Committee takes into account how that candidate’s background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.
Nominating and Governance Committee Procedures
The Caladrius Board generally believes that we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Caladrius Board will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or is not re-nominated if a vacancy on the Caladrius Board occurs between annual stockholder meetings or if the Caladrius Board believes it is in our best interests to expand its size, the Caladrius Board may seek out potential candidates for

Caladrius Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Caladrius Board, including the affirmative vote of a majority of the independent directors.
The Nominating and Governance Committee assists the Caladrius Board by identifying qualified candidates for director and recommends to the Caladrius Board the director nominees for the annual meeting of stockholders. The Caladrius Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the nominee’s resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. Based on information learned during this process, the Caladrius Board will determine which nominee(s) to include in the slate of candidates that the Caladrius Board recommends for election at each annual meeting of our stockholders.
Procedures for Considering Nominations Made by Stockholders
The procedures for stockholders submitting nominating recommendations described in our By-Laws detail the procedures for nominations to be submitted by stockholders, other than candidates who have previously served on the Caladrius Board or who are recommended by the Caladrius Board. Our By-Laws state that: "For any nomination or other business proposal to be properly brought before an Annual Meeting by a stockholder pursuant to clause (iii) of Article I, Section 1.10(A)(1) of these By-Laws, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these By-Laws and, (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or other business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these By-Laws.  To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the one-year anniversary of the preceding year’s Annual Meeting date; provided that, in the event the Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after  the one-year anniversary of the preceding year’s Annual Meeting date, or if no Annual Meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or  the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”)."
There will be no differences in the manner in which the Caladrius Board evaluates nominees recommended by stockholders and nominees recommended by the Caladrius Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Caladrius Board.
Stockholder Communications
The Caladrius Board has established a procedure that enables stockholders to communicate in writing with members of the Caladrius Board. Any such communication should be addressed to our Corporate Secretary and should be sent to such individual c/o Caladrius Biosciences, Inc., 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Caladrius Board, upon our Secretary’s receipt of such a communication, a copy of such communication will be sent to each member of the Caladrius Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Caladrius Board held more than two days after such communication has been distributed, the Caladrius Board will consider the substance of any such communication.
Board and Committee Meeting Attendance
During the year ended December 31, 2018, the Caladrius Board held five meetings, the Audit Committee held five meetings, the Compensation Committee held four meetings, the Nominating and Governance Committee held five meetings and the Science and Technology Committee held five meetings. The Caladrius Board took additional actions by written consent. Each director attended (or participated by telephone) in 100% of the total number of meetings of the Caladrius Board and committees on which he or she served.
Director Attendance at Annual Stockholder Meetings
We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All incumbent Board members attended Caladrius’ annual meeting in 2018.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Caladrius’ directors, certain officers of Caladrius, and persons who beneficially own more than 10% of a registered class of Caladrius’ equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by the SEC to furnish Caladrius with copies of all Section 16(a) reports that they file.
Based solely on a review of Forms 3 and 4 and amendments thereto furnished to Caladrius during 2018, filed by our officers, directors, and any person whom we understand to own more than 10% of our common stock, all Section 16(a) filings were timely filed to our knowledge.

Code of Ethics
We have adopted a code of ethics that applies to our directors, officers and employees, except to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller, or persons performing similar functions (“Senior Financial Officers”), who are subject to a separate code of ethics. Both codes of ethics are available on our website, www.caladrius.com.

PROPOSAL NO. 2: THE RATIFICATION OF AUDITORS
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RE-APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Re-Appointment of Grant Thornton LLP
Grant Thornton LLP currently serves as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2018. Grant Thornton LLP was initially appointed as our independent registered public accounting firm in 2011.
Grant Thornton LLP has again been appointed by the Audit Committee of the Caladrius Board (the “Audit Committee”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019. The Caladrius Board is submitting this appointment to our stockholders for ratification at the Annual Meeting.

Representatives of Grant Thornton LLP at Annual Meeting
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Accounting Fees and Other Accounting Matters
Grant Thornton LLP was engaged to serve as Caladrius’ independent registered public accounting firm in 2018 and 2017, and accordingly, audited Caladrius’ financial statements for the fiscal years ended December 31, 2018 and 2017. The following table sets forth a summary of the fees billed or expected to be billed to us by Grant Thornton LLP for professional services rendered for the fiscal years ended December 31, 2018 and 2017.

Fee Category	Fiscal 2018 Fees	Fiscal 2017 Fees
Audit Fees(1)	$406,076	$501,337
Audit-Related Fees(2)	$—	$29,690
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total Fees	$406,076	$531,027

_______________

(1)
Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of Caladrius’ annual consolidated financial statements included in Caladrius’ Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2018 and 2017, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Caladrius’ consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of Caladrius’ federal and state income tax returns and other tax compliance activities.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by Grant Thornton (as applicable), other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All of the fees shown above were pre-approved by the Audit Committee.

Required Vote; Recommendation of the Caladrius Board
Approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the stock present in person or represented by proxy entitled to vote and voting on the Auditor Ratification Proposal.
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RE-APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3: THE NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Background of the Proposal
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of our Chief Executive Officer and our other Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC rules.
Executive Compensation
We believe that our executive compensation programs, which are reviewed and approved by the Compensation Committee and reviewed by Radford, our compensation consultants, are designed to retain and incentivize the talented executives whose efforts are key to our long-term success. Stockholders are encouraged to review carefully the “Executive Compensation” section of this proxy statement for additional details about Caladrius’ executive compensation, including information about the fiscal year 2018 compensation of our Named Executive Officers.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of Caladrius’ Named Executive Officers, as disclosed in Caladrius’ Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, is hereby APPROVED.”
Required Vote; Recommendation of the Caladrius Board
Approval of this proposal requires the affirmative vote of a majority of the stock present in person or represented by proxy entitled to vote and voting on the proposal.
The say-on-pay vote is advisory, and therefore not binding on Caladrius, the Compensation Committee or the Caladrius Board. Nevertheless, the Caladrius Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Caladrius Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4: THE NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF HOLDING STOCKHOLDER ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY YEAR” ON THIS PROPOSAL 4.

Background of the Proposal
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference regarding how frequently we should seek non-binding advisory votes on the compensation of our Named Executive Officers: once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote.
Recommended Frequency of Advisory Vote on Compensation
After careful consideration of this proposal, the Caladrius Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Caladrius, and therefore the Caladrius Board recommends that you vote for a one-year interval for the stockholder advisory votes on executive compensation.
In formulating its recommendation, the Caladrius Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation programs as disclosed in our proxy statements every year. Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for the Caladrius Board and Compensation Committee to obtain more current information on investor sentiment about our executive compensation philosophy.
Effect
While the Caladrius Board believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding stockholder advisory votes on the approval of our named executive officer compensation practices should be held every year, every two years or every three years. The option among those choices receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. The Caladrius Board and the Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority of the votes cast support such frequency, the Caladrius Board will consider our stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and not binding on the Caladrius Board or Caladrius in any way, the Caladrius Board may decide that it is in the best interests of our stockholders and Caladrius to hold stockholder advisory votes on executive compensation more or less frequently than the option approved by our stockholders.
THE CALADRIUS BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “EVERY YEAR” ON THIS PROPOSAL 4.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The tables below provide information regarding the beneficial ownership of Caladrius’ common stock as of April 29, 2019 by: (i) each of Caladrius’ directors; (ii) Caladrius’ Named Executive Officers; (iii) all of Caladrius’ current directors and executive officers as a group; and (iv) each beneficial owner of more than five percent of Caladrius’ common stock.
Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the Caladrius stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned. Securities that may be beneficially acquired within 60 days after April 29, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.
The tables below list the number and percentage of shares beneficially owned based on 10,393,312 shares of Caladrius common stock outstanding as of April 29, 2019.
Directors and Named Executive Officers

Name of Beneficial Owner	Total Shares of Common Stock Beneficially Owned (#)		Percentage
David J. Mazzo, Ph.D. President and Chief Executive Officer	370,074	(1)	3.5%
Douglas Losordo, M.D., Chief Medical Officer	199,173	(2)	1.9%
Joseph Talamo, Chief Financial Officer	124,384	(3)	1.2%
Robert A. Preti, Ph.D. (former President and Chief Scientific Officer of PCT)	146,370	(4)	1.4%
Gregory B. Brown, M.D., Chairman of the Board	22,362	(5)	*
Steven Klosk, Director	25,182	(6)	*
Steven S. Myers, Director	64,958	(7)	*
Cynthia Schwalm, Director	—	(8)	*
Peter G. Traber, M.D., Director	23,912	(9)	*
All directors and executive officers as a group (nine persons)	929,704	(10)	8.6%
____________
* Beneficial ownership is less than 1%

(1)	Includes options to purchase up to 218,669 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(2)	Includes options to purchase up to 87,579 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(3)	Includes options to purchase up to 77,128 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(4)	Includes options to purchase up to 112,584 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(5)	Includes 11,312 fully vested restricted stock units and options to purchase up to 6,900 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(6)	Includes 11,312 fully vested restricted stock units and options to purchase up to 7,370 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(7)	Includes 11,312 fully vested restricted stock units and options to purchase up to 8,860 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(8)	On November 7, 2018, Ms. Schwalm joined the Caladrius Board.

(9)	Includes 11,312 fully vested restricted stock units and options to purchase up to 8,300 shares of our common stock which are exercisable within 60 days of April 29, 2019.

(10)	Includes 45,248 fully vested restricted stock units and options to purchase up to 476,863 shares of our common stock which are exercisable within 60 days of April 29, 2019.

Five Percent Holders
The following table sets forth information regarding the number and percentage of shares of Caladrius common stock held by all persons and entities known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the persons and entities identified below is included in reliance on reports filed by the persons and entities with the SEC, except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of Caladrius common stock outstanding on April 29, 2019.

Name and Address of Beneficial Owner	Shares of Caladrius Common Stock Beneficially Owned	Percentage
Sanford Health(1)	1,059,322	10.2%
IEA Private Investments Ltd.(2)	966,915	9.3%
__________________

(1)
Based on information provided in a Schedule 13G filed by Sanford and Sanford Health on March 23, 2017 (the “Sanford 13G”), consists of 1,059,322 shares of Caladrius common stock over which Sanford and Sanford Health share voting and dispositive power. According to the Sanford 13G, Sanford Health is a wholly owned subsidiary of Sanford. The principal business office of Sanford is: 801 Broadway N Fargo, North Dakota, 58122. The principal business office of Sanford Health is: 1305 W. 18th St., Sioux Falls, South Dakota 57105.

(2)
Based on information provided in an Amendment to Schedule 13G filed by IEA Private Investments Ltd., Mark Siao Hing Pu and Amy Wu Yee on February 14, 2017, consists of 712,678 shares of common stock and warrants to purchase an additional 85,922 shares of common stock, over which IEA Private Investments Ltd., Mark Siao Hing Pu and Amy Wu Yee share voting and dispositive power. The investment and voting decisions of IEA Private Investments Ltd. are made by its board of directors, consisting of Mark Siao Hing Pu and Amy Wu Yee, each of whom, in such capacity, may be deemed to beneficially own such shares. The business address of IEA Private Investments Ltd. is 3003A, ONE Exchange Square, 8 Connaught Place, Central, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee of our Board is responsible for reviewing and approving or ratifying all related party transactions. Our Board, acting upon the recommendation of its Audit Committee, has adopted a written policy with regard to related party transactions. The policy provides that related party transactions shall be brought to management’s and the Board’s attention. The procedures specify that at meetings of the Audit Committee, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose, and the respective benefits to the Company and the relevant related party. The policy sets forth certain factors that the Audit Committee is to take into consideration in determining whether to approve a related party transaction, which include:

•	whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•	the business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an independent director;

•
whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related party, the direct or indirect nature of the director’s, executive officer’s or other related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The procedures provide that in the event a member of the Audit Committee has an interest in the transaction under discussion, he will abstain from voting on the approval of the transaction, but may, if so requested by the chair of the Audit Committee and permitted under Nasdaq regulations, participate to the extent requested in discussions of the transaction. By “related party transaction,” we mean a transaction requiring disclosure under Item 404(a) of Regulation S-K between the Company or any of its subsidiaries, on the one hand, and an executive officer, director, person known to be a 5% beneficial owner of the Company, or an immediate family member of any of the foregoing, on the other hand.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the last two fiscal years with respect to (i) our Chief Executive Officer, (ii) our two other most highly compensated executive officers, who earned more than $100,000 during the fiscal year ended December 31, 2018, and were serving as executive officers as of such date, and (iii) one executive officer for whom disclosure would have been required but for the fact that such individual was not serving as an executive officer as of December 31, 2018.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Option Awards (1)	All Other Compensation		Total Compensation
David J. Mazzo, President and Chief Executive Officer	2018	$593,796	$357,717		$575,424		$339,735	$25,571	(2)	$1,892,242
	2017	$576,501	$346,502		$117,882		$116,000	$25,986	(3)	$1,182,871
Douglas Losordo, Chief Medical Officer	2018	$441,263	$189,338		$229,824		$135,894	$16,110	(4)	$1,012,429
	2017	$428,410	$348,501	(5)	$204,956	(6)	$46,400	$—		$1,028,267
Joseph Talamo, Chief Financial Officer	2018	$334,673	$126,314		$229,824		$135,894	$8,250	(7)	$834,955
	2017	$316,110	$103,633		$47,082		$46,400	$8,100	(8)	$521,325
Robert Preti, Former President and Chief Scientific Officer of PCT (9)	2018	$—	$—		$—		$—	$1,758,095	(10)	$1,758,095
	2017	$193,366	$175,000	(11)	$—		$—	$1,915,803	(12)	$2,284,169

_________________________________

(1)
Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in our 2018 Form 10-K, for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the 2015 Plan and the 2018 Plan, with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

(2)	Consisted of (i) a car allowance of $12,000, (ii) $8,250 of Company 401(k) match, and (iii) a life and disability insurance allowance of $5,321.

(3)	Consisted of (i) a car allowance of $12,000, (ii) $8,100 of Company 401(k) match, and (iii) a life and disability insurance allowance of $5,886.

(4)	Consisted of (i) 8,250 of Company 401(k) match, and (ii) a life and disability insurance allowance of $7,860.

(5)
Consisted of a sign on bonus of $165,000, pursuant to the Amended Employment Agreement dated November 1, 2017 approved by the compensation committee, and the 2017 bonus of $183,501 paid in February 2018.

(6)	Included a sign on bonus of 49,182 common stock valued at $157,874, pursuant to the Amended Employment Agreement dated November 1, 2017 approved by the compensation committee.

(7)	Consisted of $8,250 of Company 401(k) match.

(8)	Consisted of $8,100 of Company 401(k) match.

(9)	Effective May 16, 2017, Dr. Preti's employment with the Company was terminated upon the Closing of the Hitachi transaction.

(10)
Consisted of a $1,375,000 payment simultaneous with the Closing of the Hitachi transaction, and a $383,095 payment for taxes, pursuant to Dr. Preti’s Retention Agreement in connection with the Closing of the Hitachi transaction.

(11)	Consisted of a bonus of $175,000, pursuant to the Amended Employment Agreement dated March 11, 2016.

(12)
Consisted of (i) a $1,375,000 payment simultaneous with the Closing of the Hitachi transaction, and a $533,726 payment for taxes, pursuant to Dr. Preti’s Retention Agreement in connection with the Closing of the Hitachi transaction, and (ii) $7,077 of Company 401(k) match.

CALADRIUS EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements and Other Arrangements with Executive Officers

This section contains a description of the employment agreements and certain other arrangements that Caladrius has or had during the years ended December 31, 2017 through April 2019, with the Named Executive Officers listed in the Summary Compensation Table. All descriptions are qualified in their entirety by reference to such agreements. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table and the Grants of Plan Based Awards Table for the respective officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment with Caladrius ends, for example, certain severance arrangements.

David J. Mazzo, Ph.D. - President and Chief Executive Officer

In connection with his appointment as the Company's new Chief Executive Officer, Dr. Mazzo and the Company entered into an employment agreement dated and effective as of January 5, 2015 (the "Commencement Date"), as amended January 16, 2015 (the “First Amendment”), and as further amended on July 25, 2016 (the "Second Amendment") and on December 6, 2018 (the "Third Amendment"), setting forth the terms and conditions of Dr. Mazzo’s employment with the Company. The employment agreement, which had an initial four-year term thereafter renewable for successive one-year periods by mutual agreement, provides that Dr. Mazzo shall (i) receive base salary of $545,000, subject to annual review and increases as may be approved by the Compensation Committee; (ii) be eligible for an annual cash bonus with a target of 55% (and up to a maximum of 100%) of his base salary; (iii) in addition to serving as Chief Executive Officer, serve as a member of the Board, subject to election and/or re-election by the Company’s stockholders; (iv) receive an annual expense allowance of $12,000 and reimbursement of business expenses, and be eligible for payment by the Company of up to $10,000 annually for supplemental term life and supplemental long-term disability coverage; and (v) receive payment of up to $10,000 of legal fees incurred by Dr. Mazzo in connection with negotiation of his employment agreement. Additionally, pursuant to his employment agreement, as amended, Dr. Mazzo was granted under the Company's 2015 Plan (i) an option to purchase 40,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, which provided for vesting as to 10,000 of the option shares immediately upon grant with the remainder of the option shares vesting in a series of sixteen successive quarterly installments (1,875 shares each) over the four years following the Commencement Date; (ii) 15,195 immediately vested shares of our common stock (or 8,357 shares, net of shares withheld for taxes); and (iii) 13,813 shares of our restricted common stock (or 7,597 shares, net of shares withheld for taxes) vesting in two equal installments subject to the satisfaction of two individual milestones to be mutually established by the Compensation Committee (or the Executive Chairman) and Dr. Mazzo within three months following the First Amendment Date, and subject to Dr. Mazzo’s continued employment on each of the applicable milestone vesting dates.
The employment agreement provides that the Company may terminate Dr. Mazzo’s employment at any time upon notice, and Dr. Mazzo may terminate at any time upon 90 days’ prior written notice. If Dr. Mazzo’s employment is terminated by the Company without “cause” (and other than due to death or “disability”) or by Dr. Mazzo for “good reason” (in each case as defined in the employment agreement), and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims against the Company and related parties, Dr. Mazzo would be entitled to (i) continue to receive his then-current base salary for a period of twelve months following termination (the “Severance Period”); (ii) payment of a pro-rated bonus equal to 50% of his base salary in effect on the termination date multiplied by a fraction representing the portion of the calendar year preceding the termination date during which Dr. Mazzo was employed by the Company; (iii) accelerated vesting of 25% of Dr. Mazzo’s outstanding unvested equity awards and extension of exercisability of such awards for the shorter of one year following termination or the remaining term of the award; and (iv) payment of a portion of COBRA premiums during the Severance Period. In the event Dr. Mazzo’s employment terminates because the Company does not offer to extend the term of the employment agreement, and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, Dr. Mazzo would be entitled to (i) one year of his base salary continuation, (ii) payment of COBRA premiums during the Severance Period; and (iii) treatment of stock options in accordance with the Company’s equity plan. If Dr. Mazzo’s employment terminates due to his death or disability, and provided Dr. Mazzo (or, if applicable, his estate) timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, then Dr. Mazzo (or, if applicable, his estate) would be entitled to (i) payment of COBRA premiums and (ii) treatment of stock options in accordance with the Company’s equity plan. Pursuant to the Second Amendment, if the Company terminates Dr. Mazzo’s employment without cause (other than by reason of death or disability) or Dr. Mazzo voluntarily terminates his employment for Good Reason during the period commencing on the effective date of a Change in Control and ending on the second anniversary of the effective date of a Change in Control, the Company will extend the Severance period above through the eighteen (18) month anniversary of the Termination Date and pay Dr. Mazzo a lump sum amount equal to 125% of Executive’s then annual target bonus and increase Dr. Mazzo’s COBRA assistance period through the eighteen (18) month anniversary of the Termination Date.

Douglas W. Losordo, MD, FACC, FAHA - Executive Vice President, Global Head of Research and Development and Chief Medical Officer

Effective August 5, 2013 (the “Commencement Date”), Douglas W. Losordo, M.D., FACC, FAHA, was appointed to serve as Caladrius' Chief Medical Officer. Pursuant to his employment agreement, which has an initial three-year term, Dr. Losordo (i) is entitled to receive base salary of $385,000; (ii) is eligible to receive an annual cash bonus of up to 25% of base salary, as well as any other discretionary bonuses as may be approved by the Compensation Committee from time to time; (iii) was granted on the Commencement Date an option to purchase 7,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, which vested as to 2,000 shares on each of August 5, 2014 and August 5, 2015 and as to 3,000 shares on August 5, 2016; (iv) received a signing bonus of 2,000 shares of our common stock; and (v) received a bonus of 1,000 shares of our common stock on each of the first, second and third anniversaries of the Commencement Date. The employment agreement also provides that Dr. Losordo would receive from Caladrius reimbursement for up to $10,000 for legal fees associated with preparation of the employment agreement, up to $20,000 for relocation expenses, up to $5,000 annually for supplemental term life insurance coverage and up to $3,500 for supplemental long-term disability coverage. Either party may terminate the employment agreement upon 60 days' prior written notice to the other party. If Caladrius terminates Dr. Losordo's employment other than for cause, Dr. Losordo terminates his employment for good reason (as defined) or Dr. Losordo's employment terminates as a result of the expiration of the term, in addition to any accrued rights under the employment agreement, and provided Dr. Losordo executes a release, (i) Dr. Losordo will be entitled to three months' of then-current base salary as severance; (ii) Caladrius may, at its option, elect to pay additional severance equal to an additional nine months of then-current base salary; provided that Dr. Losordo's non-competition obligation shall cease if Caladrius does not make the payments called for by clause (ii); (iii) Dr. Losordo shall be entitled to three months' of COBRA assistance; and (iv) all of Dr. Losordo's options which have vested as of the termination date shall remain exercisable for 12 months following such date but not beyond the original ten-year term of such options. On January 2, 2014, Dr. Losordo was awarded an option to purchase 5,000 shares of our common stock at an exercise price of $77.70 per share, which vested as to 1/6 of the option shares on the grant date, and on each of the first, second and third anniversaries of the grant date, and which is scheduled to vest as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. On August 1, 2014, Dr. Losordo was awarded (i) an option to purchase 2,500 shares of our common stock at an exercise price of $62.10 per share and (ii) 630 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by Caladrius, were approved by the Compensation Committee as a bonus for the successful completion of an acquisition. On January 2, 2015, Dr. Losordo was awarded an option to purchase 4,000 shares of our common stock at an exercise price of $37.30 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

Effective November 1, 2017, we entered into an amendment to the employment letter by and between us and Dr. Losordo, pursuant to which his annual incentive bonus target was increased to 40% of his base salary. In addition, Dr. Losordo received a one-time cash payment in the amount of $165,000 and an equity grant of 49,182 restricted shares of Common Stock (the “Restricted Grant”). The shares that comprise the Restricted Grant shall cease to be restricted and shall fully vest in three equal installments on the date of grant and on the first and second anniversaries of the date of grant.

Indemnification Agreements

We enter into indemnification agreements with each of our executive officers and each of our directors from time to time pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

Acceleration of Vesting Under Equity Compensation Plans

Generally, in the event of a Change in Control of Caladrius (as defined in the "2009 Plan," the "2015 Plan" and the "2018 Plan") and either (i) the failure of Caladrius' successor to assume a participant's awards or (ii) such assumption of awards is followed by the participant's termination without cause on or within the one-year period following the Change in Control, (a) all outstanding options and stock appreciation rights of each participant granted prior to the change in control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based awards, and other awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the change in control are subject shall lapse as if the applicable restriction period had ended upon such change in control, and (ii) the conditions required for vesting of any unvested performance-based awards shall be deemed to be satisfied upon such change in control.

Termination or Change in Control Payments

The following table sets forth aggregate estimated payment obligations to each of the Named Executive Officers assuming a termination occurred on December 31, 2018 under the circumstances specified below:

		Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination
Name	Benefit	($)	($)	($)
David J. Mazzo	Severance	895,040	1,387,311	—
	Health Benefits	21,939	32,908	—
	Equity Award Acceleration	—	88,911	—
	Total	916,978	1,509,131	—
Douglas Losordo	Severance	221,708	620,781	—
	Health Benefits	16,311	32,622	—
	Equity Award Acceleration	—	93,874	—
	Total	238,018	747,277	—
Joseph Talamo	Severance	169,039	456,404	—
	Health Benefits	8,820	17,639	—
	Equity Award Acceleration	—	35,511	—
	Total	177,858	509,554	—

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on option awards outstanding at December 31, 2018 for Caladrius' Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price**	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested $(***)
David J. Mazzo	40,000	(1)	—		$35.00	1/5/2025
	35,000	(2)	—		$6.30	1/25/2026
	50,919	(3)	—		$4.77	9/29/2026
	50,000	(4)	—		$3.54	1/9/2027
	12,500	(5)	37,500	(5)	$3.79	1/8/2028
							24,975	$88,911
Douglas Losordo	7,000	(6)	—		$72.90	8/4/2023
	5,000	(7)	—		$77.70	1/1/2024
	2,500	(8)	—		$62.10	8/1/2024
	4,000	(9)	—		$37.30	1/2/2025
	3,375	(10)	—		$22.60	6/2/2025
	12,500	(11)	—		$6.30	1/25/2026
	17,199	(12)	—		$4.77	9/29/2026
	20,000	(13)	—		$3.54	1/9/2027
	5,000	(14)	15,000	(14)	$3.79	1/8/2028
							26,369	$93,874
Joseph Talamo	3,250	(15)	—		$143.00	6/28/2021
	750	(16)	—		$52.00	1/3/2022
	2,250	(17)	—		$62.00	1/1/2023
	3,500	(18)	—		$77.70	1/1/2024
	2,500	(19)	—		$62.10	8/1/2024
	3,000	(20)	—		$37.30	1/2/2025
	12,500	(21)	—		$6.30	1/25/2026
	13,377	(22)	—		$4.77	9/29/2026
	20,000	(23)	—		$3.54	1/9/2027
	5,000	(24)	15,000	(24)	$3.79	1/8/2028
							9,975	$35,511
Robert Preti	4,000	(25)	—		$150.00	1/18/2021
	2,764	(26)	—		$52.00	1/3/2022
	550	(27)	—		$36.00	4/25/2022
	3,000	(28)	—		$62.00	1/1/2023
	7,500	(29)	—		$77.70	1/1/2024
	2,500	(30)	—		$62.10	8/1/2024
	3,000	(31)	—		$51.00	10/27/2024
	5,000	(32)	—		$37.30	1/2/2025
	3,375	(33)	—		$22.60	6/2/2025
	20,000	(34)	—		$11.20	12/22/2025
	12,500	(35)	—		$6.30	1/25/2026
	20,894	(36)	—		$4.77	9/29/2026
	20,000	(37)	—		$3.54	1/9/2027
							—	$—

**	All option awards were made under and are governed by the terms of the Company’s 2003 Equity Participation Plan, the 2009 Plan, the 2015 Plan or the 2018 Plan.

***	Calculated by multiplying the closing market price of Caladrius’ common stock on December 31, 2017 by the number of shares of restricted stock held by the applicable Named Executive Officer.

(1)	Consists of options granted to Dr. Mazzo pursuant to the terms of his employment agreement dated as of January 5, 2015 and amended on January 16, 2015, all of which are vested.

(2)	Consists of options granted to Dr. Mazzo by the Compensation Committee on January 25, 2016, all of which are vested.

(3)	Consists of options granted to Dr. Mazzo by the Compensation Committee, all of which are vested.

(4)	Consists of options granted to Dr. Mazzo by the Compensation Committee on January 9, 2017, all of which are vested.

(5)	Consists of options granted to Dr. Mazzo by the Compensation Committee on January 8, 2018.

(6)	Consists of options granted to Dr. Losordo pursuant to the terms of his employment agreement dated as of July 23, 2013 and effective on August 5, 2013, all of which are vested.

(7)	Consists of options granted to Dr. Losordo by the Compensation Committee on January 2, 2014, all of which are vested.

(8)	Consists of options granted to Dr. Losordo effective on August 1, 2014, all of which are vested.

(9)	Consists of options granted to Dr. Losordo by the Compensation Committee on January 2, 2015, all of which are vested.

(10)	Consists of options granted to Dr. Losordo effective June 2, 2015, of which are vested.

(11)	Consists of options granted to Dr. Losordo by the Compensation Committee on January 25, 2016, all of which are vested.

(12)	Consists of options granted to Dr. Losordo by the Compensation Committee, all of which are vested.

(13)	Consists of options granted to Dr. Losordo by the Compensation Committee on January 9, 2017, all of which are vested.

(14)	Consists of options granted to Dr. Losordo by the Compensation Committee on January 8, 2018.

(15)	Consists of options granted to Mr. Talamo pursuant to the terms of his offer letter of employment dated as of June 29, 2011, all of which are vested.

(16)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 4, 2012, all of which are vested.

(17)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2013, all of which are vested.

(18)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2014, all of which are vested.

(19)	Consists of options granted to Mr. Talamo effective on August 1, 2014, all of which are vested.

(20)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2015, all of which are vested.

(21)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 25, 2016, all of which are vested.

(22)	Consists of options granted to Mr. Talamo by the Compensation Committee, all of which are vested.

(23)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 9, 2017, all of which are vested.

(24)	Consists of options granted to Mr. Talamo by the Compensation Committee on January 8, 2018.

(25)	Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011, all of which are vested.

(26)	Consists of options granted to Dr. Preti by the Compensation Committee on January 4, 2012, all of which are vested.

(27)	Consists of options granted to Dr. Preti pursuant to the 2012 Option Program, all of which are vested.

(28)	Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2013, all of which are vested.

(29)	Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2014, all of which are vested.

(30)	Consists of options granted to Dr. Preti on August 1, 2014, all of which are vested.

(31)	Consists of options granted to Dr. Preti on October 27, 2014, all of which are vested.

(32)	Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2015, all of which are vested.

(33)	Consists of options granted to Dr. Preti effective June 2, 2015, all of which are vested.

(34)	Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement amendment dated as of December 22, 2015, all of which are vested.

(35)	Consists of options granted to Dr. Preti by the Compensation Committee on January 25, 2016, all of which are vested.

(36)	Consists of options granted to Dr. Preti by the Compensation Committee, all of which are vested.

(37)	Consists of options granted to Dr. Preti by the Compensation Committee on January 9, 2017, all of which are vested.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plan.

CALADRIUS DIRECTOR COMPENSATION

General Information

Directors who are employees of Caladrius or its subsidiaries do not receive additional cash compensation for serving as directors. Caladrius' non-employee directors are reimbursed for out-of-pocket travel expenses incurred in their capacity as Caladrius directors. Pursuant to the 2018 Plan, all directors (including independent directors) are eligible to receive equity awards.

The following table sets forth information on all compensation to Caladrius' directors (other than as reflected in the Summary Compensation Table) for the year ended December 31, 2018.

	Fees Earned
	or	Stock	Option	Total
Name	Paid in Cash	Awards(1)	Awards(1)	Compensation
Gregory B. Brown, M.D. (2)	$103,000	$33,151	$—	$144,902
Steven M. Klosk (3)	$64,500	$33,151	$—	$106,402
Steven S. Myers (4)	$63,000	$33,151	$—	$104,902
Cynthia Schwalm(5)	$7,846	$59,995	$—	$80,116
Peter G. Traber, M.D.(6)	$59,500	$33,151	$—	$101,402
Total	$297,846	$192,600	$—	$537,723
_________________________________

(1)
Amounts shown under “Stock Awards", "Restricted Stock Unit Awards" and "Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in our 2018 Form 10-K for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under Caladrius' 2015 Plan, with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

(2)	On January 8, 2018, Dr. Brown was granted 8,747 shares of restricted stock unit awards, none of which are vested.

(3)	On January 8, 2018, Mr. Klosk was granted 8,747 shares of restricted stock unit awards, none of which are vested.

(4)	On January 8, 2018, Mr. Myers was granted 8,747 shares of restricted stock unit awards, none of which are vested.

(5)	On November 7, 2018, Ms. Schwalm joined the Caladrius Board and was granted 12,269 shares of restricted stock unit awards, none of which are vested.

(6)	On January 8, 2018, Dr. Traber was granted 8,747 shares of restricted stock unit awards, none of which are vested.

On December 4, 2018, the Compensation Committee was provided and reviewed a report by Caladrius’ outside compensation consultant, Radford, regarding equity compensation recommendations for changes to our Board of Directors Compensation Plan (the “Directors’ Compensation Plan”), which is only applicable to our non-employee directors. Following our Compensation Committee’s adoption of Radford’s recommendation, the Directors’ Compensation Plan for 2018 consisted of the following:

•	an annual cash retainer for each non-employee director of $40,000;

•	an additional annual cash compensation retainer of $30,000 for the non-executive chair;

•	an annual cash retainer for serving as chairperson of a committee as follows: Audit ($18,000); Compensation ($12,000); Nominating and Governance ($9,000); Science and Technology ($9,000);

•	an annual cash retainer for serving as a member of a committee as follows: Audit ($8,000); Compensation ($6,000); Nominating and Governance ($4,500); and Science and Technology ($4,500);

•
new non-employee directors receive an initial grant of restricted stock units with a value of $60,000 with the number of shares to be issued on the grant date calculated based on the grant date fair value with one-third vesting annually on each of the first, second and third anniversaries of the grant date; and

•	an annual equity grant on the second Monday in January a grant of restricted stock units with a value of $60,000, vesting at one year from the grant date.

The effective date for the annual equity grant to non-employee directors is the second Monday in January, with the exercise price of options granted set at the closing price of our common stock on the date of grant.

INCENTIVE COMPENSATION RECOUPMENT POLICY

On December 5, 2017, the Company adopted an Incentive Compensation Recoupment Policy that applies to an employee of the Company who is serving as an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.
The Compensation Committee of the Board may seek Recoupment of any Recoverable Payment, when in its judgment, after reviewing relevant facts and circumstances, it determines that: (a) an Executive (i) engaged in serious misconduct, or (ii) failed to supervise a subordinate employee who engaged in serious misconduct which the Executive knew, or was reckless in not knowing, was occurring, and (b) such misconduct resulted in a material violation of law or a written Company policy that caused significant financial or reputational harm to the Company. As used in this Policy, “serious misconduct” may be only found to have occurred where an Executive or a supervised employee acted knowingly, intentionally, or recklessly in violating a law or written Company policy. For the avoidance of doubt, an Executive’s business judgment made in good faith and in the reasonable belief that such judgments and related actions were in or not opposed to the best interests of the Company shall not subject the Executive’s Incentive Compensation to Recoupment.
Incentive Compensation” means (i) any equity or equity-based award granted on or after the Effective Date, and (ii) any cash-based performance or incentive award (i.e., bonus or cash incentive plan payment, including any amounts deferred with respect thereto) made to an Executive with respect to the Company’s 2019 fiscal year or any subsequent fiscal year.
The determination by the Committee whether and the extent to which to seek Recoupment may be influenced by a variety of factors, including, but not limited to, (i) the elements of the compensation received by the Executive, (ii) retention, promotion, or succession planning considerations, (iii) pay equity factors, (iv) whether the underlying conduct was an isolated occurrence, (v) feasibility and cost of implementation, (vi) legal and compliance factors, (vii) whether other disciplinary actions have been taken against the Executive, and (viii) the objective of administering the Policy in a way that does not discourage settlement of disputes when settlements are in the best long-term interests of the Company and its stockholders.
Based on the facts and circumstances, the Committee may decide on the appropriate Recoupment method, including whether to seek Recoupment of Recoverable Payments already paid or otherwise seek Recoupment (totally or partially) of Recoverable Payments that have not vested or have not been paid. However, the Committee may not seek Recoupment of any Recoverable Payments (a) following a change in control (as defined in the Executive’s employment agreement) or (b) that were awarded more than three years prior to the first event giving rise to the Recoupment. This Policy shall operate prospectively from the Effective Date and shall be construed so as not to violate any legally binding commitment of the Company arising prior to the Effective Date. Recoupment determinations pursuant to this Policy shall only be made to the extent permitted by law, and this Policy shall be interpreted so as not to violate any law or regulation.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement for our 2020 annual meeting of stockholders, you must submit the proposal to our Secretary at Caladrius’ principal executive offices located at 110 Allen Road, 2nd Floor, Basking Ridge, New Jersey 07920 no later than February 27, 2020, in accordance with Rule 14a-8 under the Securities Exchange Act. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2020 annual meeting.
In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2020 annual meeting, you must comply with our bylaws, which currently require that you have provided written notice of such business or nominee to our Secretary at Caladrius’ principal executive offices located at 110 Allen Road, 2nd Floor, Basking Ridge, New Jersey 07920 no earlier than 5:00 pm, January 26, 2020 and no later 5:00 pm, February 27, 2020, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to the Corporate Secretary at Caladrius Biosciences, Inc., 800 Westchester Avenue, Suite N341, Rye Brook, NY 10573; telephone: 212-584-4178. Any stockholder who wants to receive a separate copy of this proxy statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Caladrius files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or (202) 942-8088 for further information regarding the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Caladrius, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.caladrius.com. The web addresses of the SEC and Caladrius have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.
On March 14, 2019, we filed our 2018 Form 10-K with the SEC, and, on March 19, 2019, we filed a 2018 Form 10-K/A amending our 2018 Form 10-K. A copy of our 2018 Form 10-K and 2018 Form 10-K/A accompany this proxy statement and are incorporated herein by reference.
This document is a proxy statement of Caladrius for the Annual Meeting. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.
INFORMATION ON CALADRIUS' WEBSITE
Information on Caladrius’ website or the website of any subsidiary or affiliate of Caladrius is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in this proxy statement, unless that information is also in this document or in a document that is incorporated by reference in this document.

OTHER MATTERS
At the date of this proxy statement, our Board knows of no matters, other than as set forth herein, to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares they represent as the Caladrius Board may recommend.
BY ORDER OF THE BOARD OF DIRECTORS,

David J, Mazzo, Ph.D.
President and Chief Executive Officer
Basking Ridge, New Jersey

April 30, 2019
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES THROUGH THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PROXY CARD, BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES OF CALADRIUS STOCK ARE REPRESENTED AT THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION IN THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

caladrius BIOSCIENCES

CONTINENTAL STOCK TRANSFER AND TRUST
ATTN: ISAAC KAGAN
1 STATE STREET, 30TH FL NEW YORK, NY 10004-1561

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/26/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/26/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1. Steven M. Klosk	☐	☐	☐
2. Steven S. Myers	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of holding stockholder advisory votes on the executive compensation of Caladrius' named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. To approve an adjournment of the Annual Meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of the proposals.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

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0000422035_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

CALADRIUS BIOSCIENCES, INC.
Annual Meeting of Stockholders
June 27, 2019 at 9:00 a.m., EDT
This proxy is solicited by the Board of Directors

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Caladrius Biosciences, Inc. (the "Company") acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, each dated April 30, 2019, and revoking any proxy heretofore given, hereby appoints Todd C. Girolamo and Joseph Talamo, and each of them, the proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 27, 2019, at 9:00 a.m., Eastern Daylight Savings Time, at Caladrius Biosciences, Inc. 110 Allen Road, First Floor, Basking Ridge, NJ 07920 and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as set forth herein.

When properly executed, this proxy will be voted as directed herein or, if not otherwise indicated, will be voted "FOR" Proposals 1-3 and 5 and 1 Year with respect to Proposal 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please complete, sign, date and return this proxy as promptly as possible in the postage-paid return envelope provided.

Continued and to be signed on reverse side

0000422035_2 R1.0.1.18